Exhibit 11
                    OMNICARE, INC. AND SUBSIDIARY COMPANIES
                    Computation of Earnings Per Common Share
                     (in thousands, except per share data)

                                                    Three Months Ended
                                                         March 31,
                                                  ----------------------
                                                   1998*          1997
                                                  -------        -------
Basic Earnings
  Net income                                      $19,349        $13,443
  Other                                              --                4
                                                  -------        -------
  Net income as adjusted                          $19,349        $13,447
                                                  =======        =======
  Shares
  Weighted average number of common
    shares outstanding                             82,439         78,065
                                                  =======        =======
  Basic earnings per common share                 $  0.23        $  0.17
                                                  =======        =======
Diluted Earnings
  Net income                                      $19,349        $13,443
  Other                                              --                4
                                                  -------        -------
  Net income as adjusted                          $19,349        $13,447
                                                  =======        =======
  Shares
  Weighted average number of common
    shares outstanding                             82,439         78,065
  Additional shares assuming conversion of
    stock options and stock warrants                  256            153
                                                  -------        -------
  Average common shares outstanding and
    equivalent as adjusted                         82,695         78,218
                                                  =======        =======

  Diluted earnings per common share               $  0.23        $  0.17
                                                  =======        =======

* The $345,000,000 of 5.0% Convertible Subordinated Notes due 2007 that are convertible into 8,712,121 shares at $39.60 per share were outstanding during the quarter ended March 31, 1998, but were not included in the computation of diluted EPS because the impact was anti-dilutive.